EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:	Gregory C. Thompson
Executive Vice President and
Chief Financial Officer
GregThompson@KEMET.com
(954) 595-5081

KEMET Stockholders Approve Proposed Acquisition by Yageo

FORT LAUDERDALE, FL., February 20, 2020 – KEMET Corporation (“KEMET”) (NYSE: KEM) today announced that its stockholders have voted to approve the proposed acquisition by Yageo Corporation (“Yageo”) (TAIEX: 2327). Approximately 96% of the votes cast, and 68% of the shares outstanding and entitled to vote, voted in favor of the transaction at the special meeting of KEMET stockholders (the “Special Meeting”).

Frank G. Brandenberg, Chairman of the KEMET Board of Directors, said, “On behalf of the KEMET Board of Directors, I would like to thank our stockholders for their support of this transaction. The combined company will have a strengthened position as a leading global manufacturer of passive electronic components able to provide customers with the broadest selection of passive component technologies and superior service in the industry. We look forward to continuing to work with Yageo to complete this transaction.”

Under the terms of the merger agreement, which was announced in November 2019, upon consummation of the transaction, KEMET stockholders will be entitled to receive $27.20 in cash for each share of KEMET common stock they own.

The transaction remains on track to close in the second half of 2020, subject to additional customary closing conditions and the receipt of the remaining required regulatory approvals. Following the consummation of the transaction, KEMET will become a wholly owned subsidiary of Yageo, and KEMET’s common stock will no longer be listed on any public market.

After certification by KEMET’s inspector of elections, the final voting results for the Special Meeting will be filed with the U.S. Securities and Exchange Commission (SEC) in a Current Report on Form 8-K and will also be available at https://ir.kemet.com.

About KEMET

KEMET’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM). At the Investor Relations section of our web site at http://www.KEMET.com/IR, users may subscribe to KEMET news releases and find additional information about our Company. KEMET offers our customers the broadest selection of capacitor technologies in the industry, along with an expanding range of sensors, actuators and electromagnetic compatibility solutions. KEMET operates manufacturing facilities, sales and distribution centers around the world. Additional information about KEMET can be found at http://www.KEMET.com.

Cautionary Statement on Forward-Looking Statements

Certain statements herein contain “forward-looking statements” within the meaning of federal securities laws about KEMET’s financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which KEMET operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates” or other similar expressions and future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.

This communication includes forward-looking statements relating to the proposed merger between KEMET and Yageo, including financial estimates and statements as to the expected timing, completion and effects of the proposed merger. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the proposed merger, including future financial and operating results, the combined company’s plans, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of KEMET’s management and are subject to significant risks and uncertainties outside of KEMET’s control. Actual results could differ materially based on factors including, but not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the risk that Yageo stockholders may not approve the proposed merger (if approval by Yageo’s stockholders is required by applicable law); (iii) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; (iv) inability to complete the proposed merger because, among other reasons, conditions to the closing of the proposed merger may not be satisfied or waived; (v) uncertainty as to the timing of completion of the proposed merger; (vi) potential adverse effects or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed merger; (vii) the effects that the failure to complete the merger would have on KEMET’s financial condition and results of operations; (viii) the effects that business uncertainties and contractual restrictions related to the pendency of the merger may have on KEMET’s business; (ix) the inability of KEMET to pursue alternatives to the merger; (x) the effect of current lawsuits against KEMET and its directors relating to the proposed merger and potential lawsuits that could be instituted against KEMET or its directors and officers, including the effects of any outcomes related thereto; or (xi) possible disruptions from the proposed merger that could harm KEMET’s business, including current plans and operations.

Discussions of additional risks and uncertainties are contained in KEMET’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect KEMET’s judgment only as of the date hereof. KEMET undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.